UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 31, 2008

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2801 80th Street, Kenosha, WI	53143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment
                                of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of a review of change in control agreements by the Snap-on Incorporated (the “Company”) Organization and Executive Compensation Committee (the “Committee”), the prior change in control agreements with executive officers and certain other key personnel were not renewed and therefore terminated as of January 31, 2008.  They were replaced by amended and restated forms of agreement, effective February 1, 2008, with each executive officer and selected other key employees.  The most significant changes reflected in the restated agreements are:

•                  The circumstances in which payments might be made were somewhat narrowed, as a result of the strengthened “double trigger” elements of the agreements;

•      A revision of certain definitions, including “change in control” and “cause;”

•                  All multipliers for severance and welfare benefits were reduced to two times multiples rather than three times;

•                  Health, disability, life and other insurance benefits would be continued for two years, and pension credit and 401(k) Plan matching payments would be given for two years, rather than the prior three years;

•                  A cap may apply if the total potential payments would be subject to any excise taxes imposed by Section 4999 of the United States Internal Revenue Code, as amended, because they would exceed three times base compensation determined under that section.  In that case, total potential payments would be capped just below the excise tax threshold if the net uncapped amount which otherwise would have been retained by the executive (after the executive would pay the excise tax) would be less than the capped amount (with no imposed excise tax);

•                  The Company will no longer gross up benefits for excise taxes; and

•                  The compensation subject to the multiplier now includes the executive’s bonus or incentive compensation “target” for the fiscal year in which the termination of employment occurs or, if higher, for the fiscal year in which the change in control of the Company occurs, rather than the higher of the annual bonus target opportunity or the actual payment during the three years before the change in control.

In certain cases, the multiples used and the number of years covered are less than two.

The form of Restated Executive Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

10.1	Form of Restated Executive Agreement, effective February 1, 2008.

*     *     *     *     *

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: February 5, 2008	By:	/s/ Martin M. Ellen
Martin M. Ellen, Principal Financial Officer,
Senior Vice President — Finance and
Chief Financial Officer